Exhibit (a)(1)(D)

                        GREEN MOUNTAIN POWER CORPORATION

                        Offer To Purchase For Cash Up To
                  800,000 Shares Of Its Common Stock (Including
                  the Associated Common Stock Purchase Rights)
                   At A Purchase Price Not Greater Than $21.00
                         Nor Less Than $17.00 Per Share

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OUR OFFER AND YOUR RIGHT TO WITHDRAW YOUR SHARES WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 19, 2002, UNLESS THE OFFER IS EXTENDED.
         GREEN MOUNTAIN POWER MAY EXTEND THE OFFER PERIOD AT ANY TIME.
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To Our Clients:

      Enclosed for your consideration are the Offer to Purchase, dated October 18, 2002, and the related Letter of Transmittal in connection with the offer by Green Mountain Power Corporation, a Vermont corporation, to purchase for cash 800,000 shares of its common stock, par value $3.33 1/3 per share, at a price not greater than $21.00 nor less than $17.00 per share, net to the seller in cash, without interest, as specified by shareholders tendering their shares.

      Given the prices specified by tendering shareholders and the number of shares tendered and not properly withdrawn, Green Mountain Power will select the lowest purchase price between $17.00 and $21.00 net per share in cash, without interest, that will allow it to purchase 800,000 shares, or, if a lesser number of shares are properly tendered, all shares that are properly tendered. All shares acquired in the tender offer will be purchased at the same price.

      Green Mountain Power's offer is being made upon the terms and subject to the conditions set forth in its Offer to Purchase, dated October 18, 2002, and in the related Letter of Transmittal which, as they may be amended and supplemented from time to time, together constitute the tender offer. All shares tendered and purchased will include the associated common stock purchase rights issued under the Rights Agreement, dated as of June 17, 1998, between Green Mountain Power and ChaseMellon Shareholder Services, L.L.C., as rights agent, and, unless the context requires otherwise, all references to shares shall include the associated common stock purchase rights.

      Only shares properly tendered at prices equal to or below the purchase price and not properly withdrawn will be purchased. However, because of the proration provisions described in the Offer to Purchase, all of the shares tendered at or below the purchase price may not be purchased if more than 800,000 shares are properly tendered. All shares tendered and not purchased, including shares tendered at prices above the purchase price and shares not purchased because of proration or the conditional tender procedures, will be returned at Green Mountain Power's expense as soon as practicable following the expiration date.

      Green Mountain Power reserves the right, in its sole discretion, to purchase more than 800,000 shares pursuant to the offer, subject to applicable law.

      Upon the terms and conditions of Green Mountain Power's offer, if more than 800,000 shares are properly tendered at prices equal to or below the purchase price and not properly withdrawn, Green Mountain Power will purchase properly tendered shares in the following order:

      a. first, all shares properly tendered and not properly withdrawn by any "odd lot holder" (as defined below) who

      (1) tenders all shares owned (beneficially or of record) by the odd lot holder at a price equal to or below the purchase price (tenders of less than all the shares owned will not qualify for this preference); and

      (2) completes the section entitled "Odd Lots" in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery; and

      b. second, after purchase of all the forgoing shares, all shares conditionally tendered in accordance with Section 6 of the Offer to Purchase, for which the condition was satisfied, and all other shares tendered properly and unconditionally at prices at or below the purchase price and not withdrawn prior to the expiration date, on a pro rata basis (with appropriate adjustments to avoid purchases of fractional shares) as described in Section 1 of the Offer to Purchase; and

      c. third, if necessary shares conditionally tendered, for which the condition was not satisfied, at or below the purchase price and not withdrawn prior to the expiration date, selected by random lot in accordance with Section 6 of the Offer to Purchase.

            A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

            Accordingly, please use the attached "Instruction Form" to instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the tender offer.

            We call you attention to the following:

            1. You may tender shares at prices not in excess of $21.00 nor less than $17.00 per share as indicated in the attached Instruction Form, net to you in cash, without interest.

            2. You should consult with your broker regarding the possibility of designating the priority in which your shares will be purchased in the event of proration.

            3. The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions described in the Offer to Purchase.

            4. The tender offer and withdrawal rights will expire at 12:00 midnight, New York City time, on November 19, 2002, unless Green Mountain Power extends the tender offer.

            5. The tender offer is for 800,000 shares, constituting approximately 14% of the shares outstanding as of October 17, 2002.

            6. Tendering shareholders who are registered shareholders or who tender their shares directly to Mellon Investor Services LLC, as the Depositary, will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Green Mountain Power's purchase of shares under the tender offer.

            7. If you are an odd lot holder, meaning that you own beneficially or of record an aggregate of fewer than 100 shares (including shares held in the Green Mountain Power Dividend Reinvestment and Stock Purchase Plan, but not including shares held in the Green Mountain Power Employee Savings and Investment Plan and Trust), and you instruct us to tender on your behalf all such shares at or below the purchase price before the expiration date and check the box captioned "Odd Lots" in the attached instruction form, Green Mountain Power, upon the terms and subject to the conditions of the tender offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.

            8. If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

            9. The board of directors of Green Mountain Power has approved the tender offer. However, neither Green Mountain Power nor its board of directors nor the Information Agent makes any recommendation to shareholders as to whether they should tender or not tender their shares or as to the price or prices at which shareholders may choose to tender their shares. Shareholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender and the price or prices at which such shares should be tendered. Green Mountain Power's directors and executive officers have advised Green Mountain Power that they do not intend to tender any shares in the tender offer.

            10. If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

            You may condition your tender on Green Mountain Power purchasing a minimum number of your tendered shares. In such case, if as a result of the preliminary proration provisions in the Offer to Purchase Green Mountain Power would purchase less than such minimum number of your shares, then Green Mountain Power will not purchase any of your shares, except as provided in the next sentence. In such case, if as a result of conditionally tendered shares not being purchased the total number of shares that would have been purchased is less than 800,000 shares, Green Mountain Power will select, by random lot, for purchase from shareholders who tender all their shares, conditionally tendered shares for which the condition, based on a preliminary proration, has not been satisfied. See Section 1 of the Offer to Purchase.

            The offer is being made to all holders of shares. Green Mountain Power is not aware of any state where the making of the offer is prohibited by administrative or judicial action pursuant to a valid state statute. If Green Mountain Power becomes aware of any valid state statute prohibiting the making of the offer, Green Mountain Power will make a good faith effort to comply with such statute. If, after such good faith effort, Green Mountain Power cannot comply with such statute, the offer will not be made to, nor will tenders be accepted from or on behalf of, holders of shares in such state. In those jurisdictions whose securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer shall be deemed to be made on behalf of Green Mountain Power by one or more registered brokers or dealers licensed under the laws of such jurisdictions.

            Please forward your Instruction Form to us as soon as possible to allow us ample time to tender your shares on your behalf prior to the expiration of the offer.

                                INSTRUCTION FORM

                        INSTRUCTIONS FOR TENDER OF SHARES
                       OF GREEN MOUNTAIN POWER CORPORATION

            By signing this instruction form you acknowledge receipt of our letter and the enclosed Offer to Purchase, dated October 18, 2002, and the related Letter of Transmittal in connection with the offer by Green Mountain Power Corporation, a Vermont corporation, to purchase shares of its common stock, $3.33 1/3 par value per share. Green Mountain Power is offering to purchase up to 800,000 shares at a price not greater than $21.00 nor less than $17.00 per share, net to the seller in cash, without interest, as specified by shareholders tendering their shares. Green Mountain Power's offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal, which, as they may be amended or supplemented from time to time, together constitute the offer. All shares tendered and purchased will include the associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of June 17, 1998, between Green Mountain Power and ChaseMellon Shareholder Services, L.L.C., as rights agent, and, unless the context otherwise requires, all references to shares include the associated preferred stock purchase rights.

            This will instruct us to tender to Green Mountain Power, on your behalf, the number of shares indicated below (or if no number is indicated below, all shares) which are beneficially owned by you but registered in our name, upon the terms and subject to the conditions of the offer.

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             Number of Shares to be tendered: ______________ Shares
 (Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.)
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                        PRICE AT WHICH YOU ARE TENDERING

You must check one box and only one box if you want to tender your shares. If more than one box is checked or if no box is checked, your shares will not be properly tendered.

Shares Tendered At A Price Determined By You:

            By checking one of the following boxes below instead of the box under "Shares Tendered At A Price Determined Pursuant To The Offer," you are tendering shares at the price checked. This action could result in none of your shares being purchased if the purchase price selected by Green Mountain Power for the shares is less than the price checked below. If you want to tender portions of your shares at more than one price, you must complete a separate Instruction Form for each price at which you tender shares. The same shares cannot be tendered at more than one price.

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         PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

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                               CHECK ONLY ONE BOX.

            IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
                       THERE IS NO PROPER TENDER OF SHARES

(Shareholders who desire to tender shares at more than one price must complete a separate Instruction Form for each price at which shares are tendered.)
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
    |_| $17.00   |_| $17.625  |_| $18.25   |_| $18.875  |_| $19.50   |_| $20.125  |_| $20.75
    |_| $17.125  |_| $17.75   |_| $18.375  |_| $19.00   |_| $19.625  |_| $20.25   |_| $20.875
    |_| $17.25   |_| $17.875  |_| $18.50   |_| $19.125  |_| $19.75   |_| $20.375  |_| $21.00
    |_| $17.375  |_| $18.00   |_| $18.625  |_| $19.25   |_| $19.875  |_| $20.50
    |_| $17.50   |_| $18.125  |_| $18.75   |_| $19.375  |_| $20.00   |_| $20.625

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                                       OR

Shares Tendered At A Price Determined Pursuant To The Offer:

|_| By checking this one box instead of one of the price boxes above, you are tendering shares and are willing to accept the purchase price selected by Green Mountain Power in accordance with the terms of the offer. This action will maximize the chance of having Green Mountain Power purchase your shares (subject to the possibility of proration). Note this action could result in your receiving a price per share as low as $17.00.

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                                    ODD LOTS

Complete this section ONLY if you own, or are tendering on behalf of a person who owns, beneficially or of record, an aggregate of fewer than 100 shares (including any shares held in Green Mountain Power's Dividend Reinvestment and Stock Purchase Plan, but not including any share held in the Green Mountain Power Employee Savings Plan and Investment Plan and Trust) and are tendering all of your shares.

You either (check one box):

|_| are the beneficial or of record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

|_| are a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), tha teach such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

                    Odd Lots Cannot Be Conditionally Tendered
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                               CONDITIONAL TENDER

You may condition your tender of shares on Green Mountain Power purchasing a specified minimum number of your tendered shares, all as described in Section 6 of the Offer to Purchase. Unless the minimum number of shares you indicate below is purchased by Green Mountain Power in the offer, none of the shares you tendered will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

|_| The minimum number of shares that must be purchased, if any are purchased, is: ______ shares.

If because of proration, the minimum number of shares that you designated above will not be purchased, Green Mountain Power may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked this box:

|_|   The tendered shares represent all shares held by me.
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      THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE
TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.


Signature(s): ___________________________________________      Address: ___________________________________________

              ___________________________________________               ___________________________________________
                                                                                    (Including Zip Code)

Name(s):      ___________________________________________      Area Code and Telephone Number: ____________________

              ___________________________________________      Date: ________________________________________, 2002
                           (Please Print)


_________________________________________________________
             (Taxpayer Identification or
             Social Security Number)

IMPORTANT: SHAREHOLDERS ARE ENCOURAGED TO RETURN A COMPLETED FORM W-9 WITH THEIR INSTRUCTION FORM.